Exhibit 99.1

KiOR RECEIVES FUEL REGISTRATION FROM EPA FOR RENEWABLE GASOLINE

First Cellulosic Gasoline Registration in U.S.

PASADENA, TX (July 24, 2012) – KiOR, Inc. (NASDAQ: KiOR), a next-generation renewable fuels company, announced today that it has been granted Part 79 registration for its Renewable Gasoline Blendstock 5 by the U.S. Environmental Protection Agency (EPA). The registration, required by manufacturers of motor vehicle fuels by the EPA, must be completed prior to the sale of the product.

“Part 79 registration is a landmark for KiOR and the renewable sector, as KiOR’s gasoline is the first renewable cellulosic gasoline that the EPA has registered for sale in the United States,” said Fred Cannon, KiOR’s President and Chief Executive Officer. “With this registration, KiOR’s breakthrough cellulosic gasoline will be fueling cars of American consumers this year, providing a truly renewable fuel option that uses only sustainable non-food feedstock, reduces greenhouse gases, creates American jobs, and reduces our dependence on imported oil.”

Mr. Cannon concluded, “Our first production facility, scheduled to begin production later this year in Columbus, Mississippi, is creating over 150 new jobs and will yield enough fuel to meet the annual transportation needs of over 20,000 families. This facility demonstrates how the Renewable Fuels Standard and forward-thinking states like Mississippi can combine to make a positive impact on both domestic energy policy and local rural economies.”

Part 79 registration does not constitute endorsement, certification, or approval by any agency of the United States.

About KiOR

KiOR is a development stage, next-generation renewable fuels company that has developed a unique two-step proprietary technology platform to convert abundant and sustainable non-food biomass into cellulosic gasoline, diesel and fuel oil. KiOR’s cellulosic fuels may be transported using existing distribution networks and are suitable for use in vehicles on the road today. KiOR strives to help ease dependence on foreign oil, reduce lifecycle greenhouse gas emissions and create high-quality jobs and economic benefit across rural communities. For more information, please visit www.KiOR.com.

KiOR’s shares are traded on NASDAQ under the symbol “KiOR.”

Forward-Looking Statements

This release contains “forward looking” statements regarding future results and events, including, without limitation, statements about: our potential to be the first U.S. commercial cellulosic diesel/gas producer in 2012, the timing and success of our commissioning phase; the timing of our commencement of production of cellulosic gasoline and diesel, the construction of and commercialization at our biomass-to-fuel facility in Columbus, Mississippi, potential future sales of our fuels products, and our anticipated future operations. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” intends,” “appears,” “estimates,” “projects,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward looking statements. The forward looking statements in this press release involve a number of important risks and uncertainties. The Company’s actual future results may differ significantly from the results discussed in the forward looking statements contained in this press release. Such factors and others are discussed more fully in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the United States Securities and Exchange Commission, and in the Company’s other filings with the Securities and Exchange Commission. The “Risk Factors” discussion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 is incorporated by reference in this press release. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results, levels of activity, performance or achievement may vary significantly from what we have projected. The Company specifically disclaims any obligation to update these forward looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

Source: KiOR, Inc.

Contact Information:

For investors:

Max Kricorian, Director of Finance

281-694-8811

Investor.relations@kior.com

For media:

Kate Perez, Director of Corporate Communications & Public Relations

281-694-8831

media.relations@kior.com

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